UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2009

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[x]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

GenTek Inc. ("GenTek") is filing this Amendment No. 1 (the "Amendment") to GenTek’s Current Report filed on September 28, 2009 (the "Report") solely to (i) outline the termination fees payable by the Company under certain circumstances and (ii) include with the Report a copy of the Merger Agreement referenced in Item 1.01.

This Amendment does not in any way alter or amend Item 7.01. Item 7.01, together with the corresponding Exhibit 99.1, remains unchanged in all respects from the original Report.

On September 28, 2009, GenTek entered into an Agreement and Plan of Merger (the "Merger Agreement") with ASP GT Holding Corp., a Delaware corporation ("Parent") and ASP GT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"). Parent is a wholly-owned subsidiary of investment funds managed by American Securities LLC, a private equity firm.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a tender offer (the "Offer") for all of GenTek’s outstanding shares of common stock, no par value (the "Common Stock"), at a purchase price of $38.00 per share in cash, without interest (subject to applicable withholding taxes). The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that a majority of the outstanding shares of Common Stock (determined on a fully diluted basis), and no less than a majority of the voting power of the shares of capital stock of GenTek then outstanding (determined on a fully diluted basis), shall have been validly tendered prior to the expiration of the Offer and not withdrawn. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into GenTek, with GenTek surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of Common Stock, other than shares of Common Stock owned by GenTek, Purchaser, or Parent, or any of their subsidiaries, and shares of Common Stock held by stockholders who properly demand an appraisal and comply with all provisions of the Delaware General Corporation Law relating to appraisal rights (to the extent that appraisal rights are available under the Delaware General Corporation Law), will be converted into the right to receive the same amount in cash per share that is paid pursuant to the Offer.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.

GenTek may terminate the Merger Agreement under certain circumstances, including if GenTek’s board of directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, GenTek must pay to Parent a fee equal to $10 million plus reimburse certain expenses of Parent, up to $2 million.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Offer Price and all related fees and expenses. Consummation of the Offer and the Merger is not subject to a financing condition.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished herewith as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about GenTek, Purchaser or Parent, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 7.01 Regulation FD Disclosure.

On September 28, 2009, GenTek issued a press release announcing that it had entered into the Merger Agreement with Parent and Purchaser. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Additional Information

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Common Stock will be made only pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials, Purchaser intends to file with the Securities and Exchange Commission. In addition, GenTek intends to file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors and GenTek stockholders will be able to obtain free copies of these documents and other documents filed by GenTek, Parent and Purchaser with the Securities and Exchange Commission at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the tender offer statement on Schedule TO and related offering materials may be obtained for free (when they become available) from Parent. GenTek stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

Forward Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Offer, the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about GenTek and other risks related to GenTek are detailed in GenTek’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2008, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. GenTek does not undertake an obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
2.1 Agreement and Plan of Merger, dated as of September 28, 2009, by and among GenTek Inc., a Delaware corporation, ASP GT Holding Corp., a Delaware corporation and ASP GT Acquisition Corp., a Delaware corporation.

99.1 Press Release issued by GenTek Inc., dated September 28, 2009.

Exhibit Index

Exhibit No. Description

2.1 Agreement and Plan of Merger, dated as of September 28, 2009, by and among GenTek Inc., a Delaware corporation, ASP GT Holding Corp., a Delaware corporation and ASP GT Acquisition Corp., a Delaware corporation.

99.1 Press Release issued by GenTek Inc., dated September 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

September 28, 2009	By:	William E. Redmond, Jr.

Name: William E. Redmond, Jr.
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 28, 2009, by and among GenTek Inc., a Delaware corporation, ASP GT Holding Corp., a Delaware corporation and ASP GT Acquisition Corp., a Delaware corporation
99.1	Press Release issued by GenTek Inc., dated September 28, 2009.